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Exhibit 11.1
Computation of Earnings Per Common Share

(In thousands, except  per share data)
                                                                                 Quarter Ended               Nine Months Ended
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                                                                              Oct. 3,     Sept. 27,         Oct. 3,     Sept. 27,
                                                                               1999         1998             1999          1998
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
Average number of common shares used in basic calculation                     25,335        36,547          28,328        37,627
Net additional shares issuable pursuant to employee stock
      option plans at period-end market price                                      1            16               2         25
Shares issuable on assumed conversion of convertible
      preferred securities                                                         - *       7,774           7,774         7,774
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Average number of common shares used in diluted calculation                   25,336        44,337          36,104        45,426
==================================================================================================================================

Earnings before cumulative effect of change in accounting principle         $  2,431        24,438          14,351        69,302
Cumulative effect of change in accounting principle, net of tax benefit            -             -               -        (1,461)
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Net earnings                                                                   2,431        24,438          14,351        67,841
Distribution savings on assumed conversion of convertible
       preferred securities, net of income taxes                                   - *       1,328           4,227         3,985
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Net earnings for computation of diluted earnings per common share           $  2,431        25,766          18,578        71,826
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Basic earnings before cumulative effect of change in accounting principle   $   0.10          0.67            0.51          1.84
Cumulative effect of change in accounting principle                                -             -               -         (0.04)
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Basic earnings per common share                                             $   0.10          0.67            0.51          1.80
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Diluted earnings before cumulative effect of change in accounting principle $   0.10 *        0.58            0.51          1.61
Cumulative effect of change in accounting principle                                -             -               -         (0.03)
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Diluted earnings per common share                                           $   0.10 *        0.58            0.51          1.58
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    *   Diluted EPS increases from $0.10 to $0.12 when the Convertible Preferred Securities are included in the calculation.
        As those shares are antidilutive, they are excluded from the computation of diluted EPS.
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